UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Square Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, the Board of Directors (the “Board”) of Juniper Pharmaceuticals, Inc. (the “Company”) increased the size of the Board by one member and appointed James Geraghty as a new director of the Company, upon the recommendation of its Nominating and Corporate Governance Committee. Mr. Geraghty will serve until the Company’s 2015 annual meeting of shareholders (the “Annual Meeting”), and is included in the nominees for election at the Annual Meeting.

Since May 2013, Mr. Geraghty has served as an Entrepreneur in Residence at Third Rock Ventures, a leading biotech venture and company-formation fund. From April 2011 to December 2012, Mr. Geraghty served as Senior Vice President, North America Strategy and Business Development at Sanofi, which he joined upon its acquisition of Genzyme. Mr. Geraghty spent the 20 prior years at Genzyme, where his roles included Senior Vice President International Development, President of Genzyme Europe, and General Manager of Genzyme’s cardiovascular business. Mr. Geraghty serves as Chairman of the Board of Idera Pharmaceuticals (biotechnology), and as Chairman of the Board of rEVO Biologics (rare diseases). Mr. Geraghty is also a member of the Joslin Diabetes Center Board of Trustees, and of the BIO Ventures for Global Health board. He started his career in healthcare strategy consulting at Bain and Company. A graduate of the Yale Law School, Mr. Geraghty holds a M.S. from the University of Pennsylvania and a B.A. from Georgetown University.

The Board also resolved to appoint Mr. Geraghty as Chairman, effective with the end of Mr. Kasnet’s term as Chairman, following the Annual Meeting. In connection with his appointment, Mr. Geraghty will receive a grant of options to purchase 70,000 shares of the Company’s common stock, par value $0.01 per share, with an exercise price based on the closing price on the date of his appointment, which options vest in quarterly installments over a three-year period. In addition, Mr. Geraghty will receive a pro rata portion of the standard compensation for service on the Board (currently $40,000 per annum), based on the number of days remaining until the Annual Meeting. Mr. Geraghty will also receive the standard grant of restricted share units valued at $30,000 made by the Company to non-employee directors newly appointed to the Board. Mr. Geraghty entered into a standard form of indemnification agreement with the Company, the form of which is filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

A copy of the Company’s press release issued on May 28, 2015 regarding Mr. Geraghty’s appointment to the Board is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 28, 2015, entitled “Juniper Pharmaceuticals Appoints James A. Geraghty to Board of Directors”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer

Date: May 28, 2015

Exhibit Index.

Exhibit No.	Description

99.1	Press Release dated May 28, 2015, entitled “Juniper Pharmaceuticals Appoints James A. Geraghty to Board of Directors”